Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fauquier Bankshares, Inc.
Warrenton, Virginia

We hereby consent to the incorporation by reference in the previously filed Registration Statements (Form S-8 No. 333-100539, Form S-3D No. 333-115681, Form S-8 No. 333-122532, and Form S-8 No. 333-161467) pertaining to Fauquier Bankshares, Inc. of our report dated March 24, 2017 on the consolidated financial statements of Fauquier Bankshares, Inc for the year ended December 31, 2016 included in this Form 10-K of Fauquier Bankshares, Inc.

/s/ Smith Elliott Kearns & Company, LLC
SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, Pennsylvania
March 29, 2018